                                                                   EXHIBIT 1.1

                                   2,200,000 SHARES

                                   TROY GROUP, INC.

                                     COMMON STOCK

                                UNDERWRITING AGREEMENT
                                                              __________, 1998

CRUTTENDEN ROTH INCORPORATED
JOSEPHTHAL & CO. INC.

     AS REPRESENTATIVES OF THE UNDERWRITERS
     c/o  Cruttenden Roth Incorporated
          18301 Von Karman Avenue
          Suite 100
          Irvine, CA 92612

Ladies and Gentlemen:


     Troy Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,200,000 shares of the Common Stock, $.01 par value, of the Company (the "Common Stock") to the underwriters named in SCHEDULE I hereto (the "Underwriters") for whom you are acting as the representatives (the "Representatives"). Such 2,200,000 shares of Common Stock are hereinafter referred to as the "Firm Shares." The Company has agreed to grant to the Underwriters an option (the "Option") to purchase up to an additional 330,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in SECTION 1(b) hereof. The Company has also agreed to sell to the Representatives a Warrant (the "Warrant") to purchase 220,000 shares of Common Stock (the "Warrant Shares") on the terms and for the purposes set forth in SECTION 1(c) hereof. The Firm Shares, the Option Shares and the Warrant Shares are hereinafter collectively referred to as the "Shares."


     The Company hereby confirms its agreements with each of the Underwriters as follows:

1.   AGREEMENT TO SELL AND PURCHASE.

     (a) The Company hereby agrees to sell to each Underwriter, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this agreement (this "Agreement"), each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $____ per share, that number of Firm Shares (rounded up or down as determined by you in your discretion, in order to avoid fractions of a share) obtained by multiplying the number of Firm Shares to be sold by the Company by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of each Underwriter in SCHEDULE I hereto (or such number of Firm Shares increased as set forth in SECTION 7 hereof) and the denominator of which is the total number of Firm Shares.

The difference of $0.__ per Firm Share between the initial public offering price and the price at which the Company will sell the Firm Shares to the Underwriter is the "Underwriting Discount."

     (b) Subject to all the terms and conditions of this Agreement, the Company hereby grants the Option to the Underwriters to purchase, severally and not jointly, up to 330,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover overallotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon notice (the "Option Shares Notice") by the Representatives. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the Option, (ii) the names and denominations in which the certificates for the Option Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing Date" shall refer to the time and date of delivery of certificates for the Firm Shares and the Option Shares). Such time and date of delivery, if subsequent to the Closing Date, is called the "Option Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE I opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the Option at any time prior to its expiration by giving written notice of such cancellation to the Company.


     (c) Subject to all the terms and conditions of this Agreement, the Company hereby sells the Warrant to the Representatives to purchase, severally and not jointly, the Warrant Shares from the Company at a price per share equal to 120% of the initial public offering price per share. The Warrant shall be allocated among the Representatives in the amount designated by them on the Closing Date. On the Closing Date, the Company shall issue a Warrant, in such denominations as shall be designated by the Representatives, in the form attached hereto as EXHIBIT A.


2.   DELIVERY AND PAYMENT.

     (a) Delivery of the Firm Shares shall be made by the Company to the Underwriters at the offices of Cruttenden Roth Incorporated, 18301 Von Karman Avenue, Suite 100, Irvine, CA 92612 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. Eastern Standard Time on ___________________, or such other time and date not later than 1:30 p.m. Eastern Standard Time on _________________________, as the Representatives shall designate by notice to the Company against payment of the purchase price by wire transfer in accordance with the Company's written wire instructions (the time and date of such closing is herein referred to as the "Closing Date").


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

     (b) To the extent the Option is exercised, delivery of the Option Shares by the Company to the Representatives against payment by the Representatives to the Company (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     (c) Certificates evidencing the Shares to be issued and sold by the Company shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for such Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date, the Option Closing Date or the Warrant Closing Date, as the case may be.

     (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of that number of the Shares to be issued and sold by the Company to the Underwriters shall be borne by the Company. The Company will pay and hold harmless each Underwriter and any subsequent holder of such Shares from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of such Shares.

     (e) It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Cruttenden Roth Incorporated, individually and not as the Representatives of the Underwriters, may (but, other than as provided in SECTION 7, shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (f) Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents, warrants and covenants to each of the Underwriters that:

     (a) The Company meets the requirements for use of Form S-1 and a registration statement (Registration No. 333-51523) on Form S-1 relating to the Firm Shares and Option Shares, including a Preliminary Prospectus (as defined below) and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company in compliance with the provisions of the Securities Act of 1933, as


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amended (the "Securities Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any Registration Statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering and Retrieval System ("EDGAR"). The term "Preliminary Prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement. Copies of the Registration Statement and of each related Preliminary Prospectus have been delivered to the Underwriters. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.

     (b) No stop order or orders suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect, and no proceedings for that purpose have been commenced or are pending before or are contemplated by the Commission or any state securities commission or other regulatory authority. Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with all applicable provisions of the Securities Act and the Rules and Regulations and will contain all material information required to be included therein. Each of the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and during the period ending on the later of the Closing Date or, if applicable, the Option Closing Date, complied and will comply in all material respects with the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and during the period ending on such day, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this SECTION 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges


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that the statements set forth in the last paragraph on the cover page of the
Prospectus and under the heading "Underwriting" in the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement. The Company has delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters. The Company has not distributed and will not distribute, prior to the later of the Option Closing Date and the completion of the Underwriters distribution of the Shares, any offering material in connection with the offering and sale of the Shares, other than the Preliminary Prospectus, the Prospectus or the Registration Statement and any other material permitted under the Securities Act and the Rules and Regulations.

     (c) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus.

     (d) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; the certificates evidencing the Shares will comply with all applicable requirements of Delaware law; and none of the Shares will be issued or sold in violation of any preemptive rights of shareholders of the Company.

     (e) All of the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company free and clear of any and all liens, charges, encumbrances or claims.

     (f) The consolidated financial statements and schedules included in the Registration Statement or the Prospectus present fairly the financial condition and the stockholders' equity of the Company as of the respective dates thereof and the consolidated statements of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements



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

or schedules of the Company are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated and Pro Forma Financial Data," "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. McGladrey & Pullen, LLP, independent auditors (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, (ii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock, and (iii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity (any such change is herein called a "Material Adverse Change"). During the Prospectus Delivery Period, neither the Company nor any of its subsidiaries will engage in any action (including without limitation the execution of any letter of intent for the consummation of any material acquisition) that will require a post-effective amendment to the Registration Statement or an amending supplement to the Prospectus unless prior to or contemporaneously with the consummation of such action the Company first prepares and files an amendment to the Registration Statement and supplemental Prospectus satisfying the requirements of the Act and the Rules and Regulations thereunder.

     (h) Neither the Company nor any of its subsidiaries are, and none of them intend to conduct their business in a manner in which they would become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (i) Except as set forth in the Registration Statement and Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company


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or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

     (j) The Company and its subsidiaries have (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on their business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to them or their business and (iii) performed in all material respects their obligations required to be performed by them thereunder.

     (k) Neither the Company nor any of its subsidiaries is in default under any contract or other instrument to which it is a party or by which any of its property is bound or affected, except defaults which singly or in the aggregate have not and will not result in a Material Adverse Change. To the best knowledge of the Company, no other party under any contract or other instrument to which it or its subsidiaries is a party is in default in any material respect thereunder. Neither the Company nor any of its subsidiaries is in violation of any provision of its respective articles or certificate of incorporation or bylaws.

     (l) Neither the Company nor any of its subsidiaries is aware of any event or circumstance which, but for the giving of notice or the lapse of time or both, would constitute an event of default under any material agreement or instrument for borrowed money or any guarantee of any material agreement or instrument for borrowed money to which the Company or any of its subsidiaries or any of the respective properties or assets of the Company or its subsidiaries are subject.

     (m) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

     (n) Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of


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Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

     (o) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated hereby and by the filing of the Registration Statement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, and such as may be required under state securities or Blue Sky laws or the Bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     (p) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the respective articles or certificate of incorporation or bylaws of the Company or its subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

     (q) The Company is duly incorporated and validly existing in good standing as a corporation under the laws of the State of Delaware, and each of the Company's subsidiaries is duly incorporated and validly existing as a corporation under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has full power and authority (corporate and other) to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification and in which the failure to so qualify would result in a Material Adverse Change. Except as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the respective articles or certificate of incorporation and bylaws of the Company and each of its subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (r) The Company, or its subsidiaries, has good and marketable title to all properties and assets described in the Prospectus as owned by it or them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its subsidiaries. The Company, or its subsidiaries, has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it or them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company or its subsidiaries, and neither the Company nor any of its subsidiaries, as applicable, is in default in any material respects of any terms or provisions of any leases.

     (s) The Company and its subsidiaries have filed all necessary federal, state and foreign tax returns that are required to be filed by them and have paid all taxes shown on such returns and on all assessments received by them to the extent such taxes have become due, other than any which the Company or its subsidiaries is contesting in good faith. All taxes with respect to which the Company and its subsidiaries are obligated have been paid or adequate accruals have been set up to cover any such taxes. The Company has no knowledge of any material tax deficiency which has been assessed or threatened against the Company or any of its subsidiaries. The Company has made adequate charges and accruals in the financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

     (t) The Company and its subsidiaries maintain insurance of such types and in such amounts as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew their existing insurance coverage as and when such policies expire or
(ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

     (u) With respect to any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA") established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below)), no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of any such "employee benefit plan." "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, and to the best knowledge of the Company, there exists no condition or set of circumstances, which would cause the loss of such qualification.

     (v) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

     (w) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

     (x) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Common Stock.

     (y) No holder of securities of the Company has any right that, if exercised, would require the Company to cause such securities to be included in the Registration Statement.

     (z) The Shares have been approved for trading, subject to notice that the Registration Statement has been declared effective, on the Nasdaq National Market.

     (aa) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

     (bb) There are no business relationships or related-party transactions involving the Company or any subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

     (cc) Neither the Company nor any subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus

4.   CERTAIN AGREEMENTS OF THE COMPANY.

     The Company agrees with each of the Underwriters as follows:

     (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives and made available to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

     (b) The Company will notify the Representatives promptly, and will confirm such advice in writing, (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the filing of the Prospectus pursuant to Rule 424 or Rule 434 under the Securities Act, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (E) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make any such statements made therein, in light of the circumstances in which they are made, not misleading and (F) of receipt by the Company or any representatives or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement or any post-effective amendment thereto, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A and 434, as applicable, and will notify the Representatives promptly of all such filings.

     (c) The Company will furnish to the Representatives, without charge, copies of the executed signature pages of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and such number of conformed copies of the Registration Statement, with or without exhibits, and any supplement or amendment thereto, as the Representatives shall reasonably request.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) Prior to the Effective Date, and thereafter during the Prospectus Delivery Period, the Company will deliver to the Representatives, without charge, as many copies of the Preliminary Prospectus and the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Preliminary Prospectus and the Prospectus, or any amendment or supplement thereto, by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the initial offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If during such period of time any event shall occur, as a result of which the Preliminary Prospectus or the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or it is necessary to supplement or amend the Preliminary Prospectus or the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Representatives, without charge, such number of copies thereof as the Representatives may reasonably request.

     (f) The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) state securities or blue sky laws and Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and make available to the Underwriters, upon request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and make available to the Underwriters, upon request, a copy of each annual or other report it shall be required to file with the Commission.

     (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Securities Act.

     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (A) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (B) the preparation and delivery of certificates representing the Shares, (C) the printing of this Agreement and any and all ancillary underwriting documents, (D) furnishing (including costs of shipping and distributing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold,
(E) all fees and expenses associated with filing to list and listing Shares on the Nasdaq National Market, (F) the filing fees incident to the NASD's review and approval of the Underwriters participation in the offering and the distribution of the Shares, (G) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of each state and the provincial securities laws of Canada, (H) the fees and disbursements of counsel for the Underwriters in connection with state Blue Sky and NASD filings (to a maximum of $12,500), (I) the fees and expenses of the Company's counsel, accountants and other advisors, (J) the transfer agent for the Shares, (K) all necessary issue and transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, and
(L) any and all travel, lodging and informational meeting expenses for Company personnel associated with the IPO and the selling process.


     (j) The Company further agrees that, in addition to the costs and expenses payable pursuant to subsection (i) of this Section 4, it will pay to the Underwriters on the Closing Date by certified or bank cashiers check or, at the election of the Underwriters, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to three quarters of one percent (.75%) of the aggregate price to the public of the Firm Shares, none of which has been paid to date. In the event the Underwriters elect to exercise the over-allotment option described in Section 1(b) hereof, the Company agrees to pay to the Underwriters on the Option Closing Date (by certified or bank cashiers check or, at the Representative's election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to three quarters of one percent (.75%) of the aggregate price to the public of the Option Shares.

     (k) If Cruttenden Roth is ready, willing and able to effectuate the offering of the Common Stock as described in the Prospectus, but the Company elects not to reasonably proceed, the Company will reimburse Cruttenden Roth for up to $100,000 of its out-of pocket expenses, including up to $75,000 of the fees and expenses of its counsel.

     (l) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.


     (m) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

     (n) During the period of 180 days commencing at the Closing Date, the Company will not, without the Representatives' prior written consent, grant options or warrants to purchase shares of Common Stock at a price less than the fair market value price or issue any securities convertible into shares of Common Stock at a conversion price less than the fair market value price or grant any stock purchase rights at a price less than such price designated in the Company's stock purchase plan as in effect as of the date of this Agreement, other than as may occur under the terms of the Company's employee and director stock option and stock purchase plans as described in the Prospectus.

     (o) The Company will not, and will cause each of its existing record and beneficial holders of of Common Stock to enter into agreements with the Underwriters to the effect that they will not for a period of 180 days after the Effective Date, without the prior written consent of Cruttenden Roth Incorporated, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than sales by the Company pursuant to employee and director stock option and stock purchase plans or other employee incentive compensation arrangements or in connection with the acquisition by the Company or its subsidiaries of technologies, product lines or businesses); provided that the recipients of shares in connection with a bona fide acquisition describe above agree in writing that they will not sell, contract to sell or otherwise dispose of any such shares of Common Stock for a period of 180 days after the Effective Date.

     (p) The Company will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Underwriters in SECTION 5 hereof.

     (q) The Company shall register the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall use its best efforts to maintain such registration for so long as such registration shall be required.


5.   CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

     The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Option Shares, the Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in
SECTION 3 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Option Shares, as of the Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 10:00 a.m., Charlotte, North Carolina time, on the first full business day after the Effective Date or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424, Rule 430A and Rule 434 of the Rules and Regulations shall have been made.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and made available to the Underwriters and the Underwriters did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and
(iii) hereof.

     The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Change, and there shall have been no material transaction, contract or agreement entered into by the Company or any of its subsidiaries other than in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the Representatives' judgment any such development is so material as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted or threatened against the Company, its subsidiaries or any of the Company's officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could result in a Material Adverse Change.

     (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with in all material respects.

     (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to the Representatives' counsel, from Oppenheimer Wolff & Donnelly, LLP, counsel to the Company, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

          (iii) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

          (iv) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (v) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment and receipt by the Company of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

          (vi) The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To such counsel's knowledge, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

          (vii) The Registration Statement, including any 424(b) Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

          (viii) The Shares have been approved for listing on the Nasdaq National Market.

          (ix) The statements (i) in the Prospectus under the captions "Risk Factors--Shares Eligible for Future Sale," "Risk Factors--Possible Issuance of Preferred Stock; Anti-Takeover Provisions," "Management--Limitation of Liability and Indemnification of Officers and Directors," "Description of Capital Stock," "Shares Eligible for Future Sale," and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

          (x) The description of the Company's stock option, stock bonus and other stock plans or arrangements set forth in the Prospectus is accurate.

          (xi) To the knowledge of such counsel without any independent investigation, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (xii) To the knowledge of such counsel, there are no indentures, mortgages, loans or credit agreements, notes, contracts, franchises, leases or other instruments to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

          (xiii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or Blue Sky laws and from the NASD.

          (xiv) The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of this Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (iii) will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material Existing Instrument; or (iv) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

          (xv) The Company is not, and after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act.

          (xvi) To the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

          (xvii) To the knowledge of such counsel, based upon a certificate of an appropriate officer of the Company as to matters of fact, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company, representatives of the Underwriters and with counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, based on such counsel's participation in the above mentioned conferences, review of the documents described above, their understanding of applicable law and the experience they have gained in their practice under the Act, such counsel shall advise the Underwriters that although such counsel cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or the Prospectus, in connection with such counsel's representation, investigation, and due inquiry of the Company in the preparation of the Registration Statement and Prospectus, nothing has come to such counsel's attention which causes them to believe that the Registration Statement or Prospectus (except as to the financial statements, schedules and other financial and statistical information contained therein, as to which such counsel expresses no comment), as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date or the Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; PROVIDED, HOWEVER, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

     (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to the Representatives' counsel, from Raymond
F. Schuler and Associates, counsel to the Company, to the effect that:

          (i) Each significant subsidiary (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

          (ii) All of the issued and outstanding capital stock of each such significant subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

          (iii) The description of the Company's stock option, stock bonus and other stock plans or arrangements set forth in the Prospectus is accurate.

          (iv) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, otherwise.

          (v) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (vi) To the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

          (vii) To the knowledge of such counsel, based upon a certificate of an appropriate officer of the Company as to matters of fact, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date or the Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; PROVIDED, HOWEVER, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

     (h) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Morris, Manning & Martin, L.L.P., as the Underwriters' counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (i) On the date hereof, the Representatives shall have received from McGladrey & Pullen, LLP a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received additional conformed copies of such accountants' letter for each of the several Underwriters).

     (j) The Representatives shall have received, concurrently with the execution and delivery of this Agreement and at the Closing Date with respect to the Firm Shares and, with respect to the Option Shares, the Option Closing Date, a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, and in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Registration Statement has become effective, and no order suspending the effectiveness of the Registration Statement has been issued and to the best knowledge of the respective signers no proceeding for that purpose has been initiated or is threatened by the Commission;

          (ii) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and, with respect to the Option Shares, the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

          (iii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

          (iv) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with in all material respects.

     (k) The Shares shall be qualified for sale (or exempt from such qualification) in such states as the Representatives may reasonably request, and any such necessary qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

     (l) Prior to the Closing Date, the Shares shall have been duly authorized for trading on the Nasdaq National Market.

     (m) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and, with respect to the Option Shares, the Option Closing Date of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date and, with respect to the Option Shares, the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the Underwriters' obligations hereunder.

     (n) On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of EXHIBIT B hereto from each existing stockholder and beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein), and such agreements shall be in full force and effect on each of the Closing Date and the Option Closing Date.

     (o) On or before each of the Closing Date and the Option Closing Date, the

Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this SECTION 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Shares, at any time prior to the Option Closing Date. Any such termination shall be without liability on the part of any party to any other party, except that the provisions of SECTIONS 4(i), 4(j), 6 AND 7 shall at all times be effective and shall survive such termination.

6.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based
(i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) if used within the Prospectus Delivery Period and as amended or supplemented, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this SECTION 6(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the outside front cover page of the Prospectus, (B) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (C) in the table in the first paragraph and as the second, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this SECTION 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this SECTION 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
SECTION 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this SECTION 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this SECTION 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Cruttenden Roth Incorporated in the case of SECTION 6(b) and SECTION 6(e)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) The indemnifying party under this SECTION 6 shall not be liable for any settlement of any proceeding effected without its written consent, provided that such consent shall not be unreasonably withheld; but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (e) If the indemnification provided for in SECTION 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in SECTION 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this SECTION 6(e); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under SECTION 6(c) for purposes of indemnification.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this SECTION 6.

     Notwithstanding the provisions of this SECTION 6, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
SECTION 6 are
several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in SCHEDULE I.

     (h) The obligations of the Company under this SECTION 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this SECTION 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.   DEFAULT OF UNDERWRITERS.

     If any Underwriter defaults in its obligation to purchase Shares hereunder and if the total number of Shares that such defaulting Underwriter agreed but failed to purchase is ten percent or less of the total number of Shares to be sold hereunder, the non-defaulting Underwriters shall be obligated severally and not jointly to purchase (in the respective proportions which the number of Shares set forth opposite the name of each non-defaulting Underwriter in
Schedule I hereto bears to the total number of Shares set forth opposite the names of all the non-defaulting Underwriters or in such other proportions as the Representatives may specify), the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter so defaults and the total number of Shares with respect to which such default or defaults occur is more than ten percent of the total number of Shares to be sold hereunder, and arrangements satisfactory to the other Underwriters and the Company for the purchase of such Shares by other persons (who may include the non-defaulting Underwriters) are not made within 36 hours after such default, this Agreement, insofar as it relates to the sale of the Shares, will terminate without liability on the part of the non-defaulting Underwriters or the Company except for (i) the provisions of SECTION 6 hereof, and (ii) the expenses to be paid or reimbursed by the Company pursuant to SECTION 4(i) hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this SECTION 7. In any such case, the Representatives shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event longer then seven (7) days, in order that the required changes, if any, in the Registration Statement and Prospectus or in any other documents or agreements may be made. Nothing herein shall relieve a defaulting Underwriter from liability for its default hereunder.

8.   SURVIVAL CLAUSE.

     The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and its officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, or any Underwriter or any controlling person of an Underwriter, (ii) any termination of this Agreement and (iii) delivery of and payment for the Shares.

9.   TERMINATION.

     (a) The Underwriters' obligations under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of the Underwriters to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the Representatives' sole judgment:

           (i) there shall have occurred any Materially Adverse Change; or the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured;

           (ii) the Company shall have failed or been unable to comply with any of the terms or provisions of this Agreement to be performed by it within the respective times herein provided for, unless compliance therewith or performance thereof shall have been expressly waived by the Representative in writing;

          (iii) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq National Market;

           (iv) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or in the over-the-counter market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchanges or markets or by order of the Commission or any court or other governmental authority;

            (v) a general banking moratorium shall have been declared by either Federal, New York, Delaware or North Carolina state authorities; or

           (vi) any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the Representatives' sole, reasonable judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     (b) Any termination of this Agreement pursuant to this SECTION 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay the costs and expenses provided in SECTION 4(i) hereof and the Company and the Underwriters shall remain obligated under SECTION 6 hereof.

10.  MISCELLANEOUS.

     (a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, delivered or telecopied


          (i)  if to the Company:

                    Troy Group, Inc.
                    2331 South Pullman Street
                    Santa Ana, California  92705
                    Attention:  President

                    with a copy to:

                    Oppenheimer Wolff & Donnelly LLP
                    10 Almaden Boulevard, Suite 600
                    San Jose, California  95113-2237
                    Attention:  Thomas C. Thomas, Esq.

         (ii)  if to the Underwriters:

                    Cruttenden Roth Incorporated
                    18301 Von Karman Avenue
                    Suite 100
                    Irvine, CA 92612
                    Attention:  Corporate Finance Department

                    Josephthal & Co. Inc.
                    200 Park Avenue
                    25th Floor
                    New York, New York 10166
                    Attention: Corporate Finance Department

                    Morris, Manning & Martin, L.L.P.
                    1600 Atlanta Financial Center
                    3343 Peachtree Road, N.E.
                    Atlanta, Georgia 30326
                    Attention:  Oby T. Brewer III, Esq.


     (b) This Agreement has been and is made solely for the benefit of the Underwriters and the Company and of the controlling persons, directors and officers referred to in SECTION 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (d) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (e) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (f) The Company and the Underwriters each hereby irrevocably waive, to the extent permissible under applicable law, any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                                        Very truly yours,

                                        TROY GROUP, INC.


                                        By:________________________________

                                           Patrick J. Dirk, Chairman and
                                           Chief Executive Officer







Confirmed as of the date first above mentioned:

CRUTTENDEN ROTH INCORPORATED

(for themselves and as Representatives of the Underwriters named in Schedule I hereto)

     By:  Cruttenden Roth Incorporated

     By:_______________________________

                                  SCHEDULE I

                                                   No. of Shares
               Underwriters                       to be Purchased
     ----------------------------                 ---------------
     Cruttenden Roth Incorporated

     TOTAL                                          2,200,000


                                EXHIBIT A



                              FORM OF WARRANT

See Exhibit 1.2.

                                 EXHIBIT B



                         FORM OF LOCK-UP AGREEMENT

                             LOCK-UP AGREEMENT (180 DAY)


CRUTTENDEN ROTH INCORPORATED
JOSEPHTHAL & CO. INC.


     AS REPRESENTATIVES OF THE UNDERWRITERS
     c/o  Cruttenden Roth Incorporated
          18301 Von Karman Avenue
          Suite 100
          Irvine, CA 92612

     RE:  Troy Group, Inc. (the "Company")


Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.


     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Cruttenden Roth Incorporated (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the prospectus first used by the underwriters to confirm sales of the Common Stock in the Offering, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement or (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Lock-Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


Dated:    ______________________, 1998    _____________________________________
                                          Printed Name of Holder

                                          By:  ________________________________
                                               Signature

                                          _____________________________________

                                          Printed Name of Person Signing (AND
                                          INDICATE CAPACITY OF PERSON SIGNING IF
                                          SIGNING AS CUSTODIAN, TRUSTEE, OR ON
                                          BEHALF OF AN ENTITY)








                                        2